Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 858-289-7272
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Fourth Quarter of Fiscal Year 2023

–	Year-over-year revenue grows 23%, operating profit up 8%, non-GAAP operating profit up 13%
–	Quarterly dividend increases 9% to $0.48 per share

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, August 3, 2023 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended June 30, 2023.

Fourth Quarter 2023 Highlights

All comparisons are to the prior year period

•	Revenue increased by 23% to $1.1 billion; up 23% on a constant currency basis

•	Gross margin contracted 210 bps to 55.0%; non-GAAP gross margin contracted 200 bps to 55.8%

•	Income from operations increased 8%; non-GAAP operating profit up 13%

•	Operating cash flow of $237.4 million

•	Diluted earnings per share of $1.56; non-GAAP diluted earnings per share of $1.60

Full Year 2023 Highlights

All comparisons are to the prior year period

•	Revenue increased by 18% to $4.2 billion; up 21% on a constant currency basis

•	Gross margin contracted 80 bps to 55.8%; non-GAAP gross margin contracted 120 bps to 56.5%

•	Income from operations increased 13%; non-GAAP operating profit up 14%

•	Operating cash flow of $693.3 million

•	Diluted earnings per share of $6.09; non-GAAP diluted earnings per share of $6.44

“ResMed’s fourth quarter and full-year 2023 results reflect strong double-digit growth as we continue to produce and deliver cloud-connected flow generator device volume to meet the ongoing strong global demand from patients, accompanied by high growth of our market-leading patient interface and software solutions,” said Mick Farrell, Chairman and CEO of ResMed. “The combined global supply of our cloud-connected platforms, AirSense10 and AirSense11, have enabled us to support all available customer demand for CPAP and APAP devices across the global market. The strong growth of our mask and patient interfaces business was supported by new patient setups as well as ongoing resupply activity as we focus on increasing therapy adherence to improve patient outcomes and quality-of-life. Our residential medicine software-as-a-service business continues to achieve high-single-digit growth organically expanding to solid double-digit growth including the contribution from MEDIFOX DAN. As we turn to fiscal year 2024, our focus remains on delivering world-leading therapy and digital health solutions so that even more people are able to sleep better, breathe better, and live higher-quality lives outside the hospital, preferably in their own home. We continue to significantly grow our impact each quarter, improving over 160 million lives in the last 12 months, well on our way to helping 250 million lives in 2025.”

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	June 30, 2023	June 30, 2022	% Change	Constant Currency (A)
Revenue	$1,122.1	$914.7	23%	23%
Gross margin	55.0%	57.1%	(4)
Non-GAAP gross margin (B)	55.8%	57.8%	(4)
Selling, general, and administrative expenses	240.7	193.0	25	26
Research and development expenses	78.1	64.3	21	23
Income from operations	275.3	255.4	8
Non-GAAP income from operations (B)	307.0	271.5	13
Net income	229.7	195.1	18
Non-GAAP net income (B)	235.5	219.2	7
Diluted earnings per share	$1.56	$1.33	17
Non-GAAP diluted earnings per share (B)	$1.60	$1.49	7

	Twelve Months Ended
	June 30, 2023	June 30, 2022	% Change	Constant Currency (A)
Revenue	$4,223.0	$3,578.1	18%	21%
Gross margin	55.8%	56.6%	(1)
Non-GAAP gross margin (B)	56.5%	57.7%	(2)
Selling, general, and administrative expenses	874.0	737.5	19	22
Research and development expenses	287.6	253.6	13	16
Income from operations	1,131.9	1,000.3	13
Non-GAAP income from operations (B)	1,224.4	1,072.9	14
Net income	897.6	779.4	15
Non-GAAP net income (B)	949.8	850.8	12
Diluted earnings per share	$6.09	$5.30	15
Non-GAAP diluted earnings per share (B)	$6.44	$5.79	11

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

RMD Fourth Quarter 2023 Earnings Press Release – August 3, 2023	Page 3 of 12

Discussion of Fourth Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 23 percent on a constant currency basis, driven by increased demand for our sleep and respiratory care devices as well as reduced competitive supply.

•	Revenue in the U.S., Canada, and Latin America, excluding Software-as-a-Service, grew by 25 percent, primarily due to the factors discussed above.

•	Revenue in Europe, Asia, and other markets, excluding Software-as-a-Service, grew by 14 percent on a constant currency basis.

•	Software-as-a-Service revenue increased by 34 percent, reflecting incremental revenue from our acquisition of MEDIFOX DAN and continued organic growth in our SaaS portfolio.

•

Gross margin decreased by 210 basis points and non-GAAP gross margin decreased by 200 basis points, mainly due to unfavorable product mix and higher component and manufacturing costs, partially offset by an increase in average selling prices.

•

Selling, general, and administrative expenses increased by 26 percent on a constant currency basis. SG&A expenses increased to 21.5 percent of revenue in the quarter, compared with 21.1 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to increases in employee-related expenses and incremental expense associated with our acquisition of MEDIFOX DAN.

•	Income from operations increased by 8 percent and non-GAAP income from operations increased by 13 percent.

•

Net income for the quarter was $229.7 million and diluted earnings per share was $1.56. Non-GAAP net income increased by 7% to $235.5 million, and non-GAAP diluted earnings per share increased by 7% to $1.60, predominantly attributable to strong sales, partially offset by gross margin contraction.

•

Operating cash flow for the quarter was $237.4 million, compared to net income in the current quarter of $229.7 million and non-GAAP net income of $235.5 million. During the quarter we paid $64.7 million in dividends.

Other Business and Operational Highlights

•

Announced the acquisition of privately held Somnoware, a leader in digital sleep and respiratory care diagnostics software for sleep labs and physicians. Somnoware is upstream of and complementary to ResMed’s current post-testing AirView and Brightree offerings and will remain an open platform. The transaction’s financial terms are not material to ResMed’s consolidated financial results and were not disclosed.

•	Supported or presented 34 clinical study abstracts at the annual American Thoracic Society (24) and SLEEP (10) conferences, demonstrating the breadth and depth of ResMed’s real-world evidence that

RMD Fourth Quarter 2023 Earnings Press Release – August 3, 2023	Page 4 of 12

showed treating OSA with PAP lowered all-cause mortality, adaptive-servo ventilation (ASV) improved quality of life in central sleep apnea (CSA), and PAP adherence lowered ER visits 24-36% at 1-year for OSA patients with heart failure, among others.

•

Announced the promotion of Michael Rider to Global General Counsel and Secretary, effective July 1, 2023 and Dawn Haake to Chief Quality Officer, effective May 1, 2023. Mr. Rider was previously ResMed’s Senior Vice President, Deputy Global General Counsel and has been with ResMed for over 10 years. Ms. Haake was previously ResMed’s Vice President, Quality Assurance and Regulatory Affairs and has been with ResMed for 8 years.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.48 per share. The dividend will have a record date of August 17, 2023, payable on September 21, 2023. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be August 16, 2023, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from August 16, 2023, through August 17, 2023, inclusive.

Webcast details

ResMed will discuss its fourth-quarter fiscal year 2023 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q4 2023 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13739812. The telephone replay will be available until August 17, 2023.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply

RMD Fourth Quarter 2023 Earnings Press Release – August 3, 2023	Page 5 of 12

chain, domestic and international regulatory developments, litigation, tax outlook, and macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Fourth Quarter 2023 Earnings Press Release – August 10, 2023	Page 6 of 12

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net revenue	$1,122,057	$914,737	$4,222,993	$3,578,127

Cost of sales	496,276	385,852	1,836,935	1,514,166
Amortization of acquired intangibles (1)	8,395	6,379	30,396	39,650

Total cost of sales	$504,671	$392,231	$1,867,331	$1,553,816

Gross profit	$617,386	$522,506	$2,355,662	$2,024,311

Selling, general, and administrative	240,687	193,025	874,003	737,508
Research and development	78,144	64,318	287,642	253,575
Amortization of acquired intangibles (1)	12,319	7,903	42,020	31,078
Restructuring expenses (1)	9,177	—	9,177	—
Acquisition related expenses (1)	1,792	1,864	10,949	1,864

Total operating expenses	$342,119	$267,110	$1,223,791	$1,024,025

Income from operations	$275,267	$255,396	$1,131,871	$1,000,286

Other income (expenses), net:
Interest income (expense), net	$(14,943)	$(5,542)	$(47,379)	$(22,312)
Loss attributable to equity method investments	(2,228)	(2,558)	(7,265)	(8,486)
Gain (loss) on equity investments (1)	(1,583)	(11,675)	9,922	(12,202)
Gain on insurance recoveries (1)	20,227	—	20,227	—
Other, net	61	2,468	(5,712)	3,197

Total other income (expenses), net	1,534	(17,307)	(30,207)	(39,803)

Income before income taxes	$276,801	$238,089	$1,101,664	$960,483
Income taxes	47,137	43,028	204,108	181,046

Net income	$229,664	$195,061	$897,556	$779,437

Basic earnings per share	$1.56	$1.33	$6.12	$5.34
Diluted earnings per share	$1.56	$1.33	$6.09	$5.30
Non-GAAP diluted earnings per share (1)	$1.60	$1.49	$6.44	$5.79

Basic shares outstanding	147,015	146,361	146,765	146,066
Diluted shares outstanding	147,554	147,000	147,455	147,043

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Fourth Quarter 2023 Earnings Press Release – August 10, 2023	Page 7 of 12

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	June 30, 2023	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$227,891	$273,710
Accounts receivable, net	704,909	575,950
Inventories	998,012	743,910
Prepayments and other current assets	437,018	337,908

Total current assets	$2,367,830	$1,931,478
Non-current assets:
Property, plant, and equipment, net	$537,856	$498,181
Operating lease right-of-use assets	127,955	132,314
Goodwill and other intangibles, net	3,322,640	2,282,386
Deferred income taxes and other non-current assets	395,427	251,494

Total non-current assets	$4,383,878	$3,164,375

Total assets	$6,751,708	$5,095,853

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$150,756	$159,245
Accrued expenses	365,660	344,722
Operating lease liabilities, current	21,919	21,856
Deferred revenue	138,072	108,667
Income taxes payable	72,224	44,893
Short-term debt	9,902	9,916

Total current liabilities	$758,533	$689,299
Non-current liabilities:
Deferred revenue	$119,186	$95,455
Deferred income taxes	90,650	9,714
Operating lease liabilities, non-current	116,853	120,453
Other long-term liabilities	68,166	5,974
Long-term debt	1,431,234	765,325
Long-term income taxes payable	37,183	48,882

Total non-current liabilities	$1,863,272	$1,045,803

Total liabilities	$2,621,805	$1,735,102

Stockholders’ equity
Common stock	$588	$586
Additional paid-in capital	1,772,083	1,682,432
Retained earnings	4,253,016	3,613,736
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(272,528)	(312,747)

Total stockholders’ equity	$4,129,903	$3,360,751

Total liabilities and stockholders’ equity	$6,751,708	$5,095,853

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RMD Fourth Quarter 2023 Earnings Press Release – August 10, 2023	Page 8 of 12

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Twelve Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income	$229,664	$195,061	$897,556	$779,437
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	46,760	37,411	165,156	159,609
Amortization of right-of-use assets	8,440	7,596	32,406	34,232
Stock-based compensation costs	19,927	15,993	71,142	65,257
Loss attributable to equity method investments, net of dividends received	5,102	2,558	10,138	8,486
(Gain) loss on equity investment	1,584	11,675	(9,922)	12,202
Restructuring expenses	9,177	—	9,177	—
Gain on insurance recoveries	(20,227)	—	(20,227)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(18,059)	(78,812)	(106,511)	19,346
Inventories, net	6,257	(102,205)	(248,833)	(311,681)
Prepaid expenses, net deferred income taxes and other current assets	(51,518)	(40,132)	(138,125)	(168,109)
Accounts payable, accrued expenses, income taxes payable and other	330	30,343	31,342	(247,632)

Net cash provided by operating activities	$237,437	$79,488	$693,299	$351,147
Cash flows from investing activities:
Purchases of property, plant, and equipment	(34,449)	(28,643)	(119,672)	(134,835)
Patent registration and acquisition costs	(4,285)	(3,752)	(14,328)	(21,201)
Business acquisitions, net of cash acquired	(1,524)	(6,870)	(1,012,749)	(42,784)
Purchases of investments	(2,500)	(4,110)	(32,229)	(20,724)
Proceeds from exits of investments	—	—	3,937	6,802
(Payments) / proceeds on maturity of foreign currency contracts	(3,765)	(11,867)	15,196	(17,176)

Net cash used in investing activities	$(46,523)	$(55,242)	$(1,159,845)	$(229,918)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	23,493	21,114	49,142	47,384
Taxes paid related to net share settlement of equity awards	(334)	(128)	(30,631)	(52,406)
Payments of business combination contingent consideration	(2,045)	—	(2,361)	—
Proceeds from borrowings, net of borrowing costs	—	128,000	1,070,000	288,000
Repayment of borrowings	(145,000)	(30,000)	(405,000)	(166,000)
Dividends paid	(64,705)	(61,488)	(258,276)	(245,341)

Net cash (used in) / provided by financing activities	$(188,591)	$57,498	$422,874	$(128,363)

Effect of exchange rate changes on cash	$(2,326)	$(9,803)	$(2,147)	$(14,434)

Net increase / (decrease) in cash and cash equivalents	(3)	71,941	(45,819)	(21,568)
Cash and cash equivalents at beginning of period	227,894	201,769	273,710	295,278

Cash and cash equivalents at end of period	$227,891	$273,710	$227,891	$273,710

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RMD Fourth Quarter 2023 Earnings Press Release – August 10, 2023	Page 9 of 12

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and restructuring expense related to cost of sales and are reconciled below:

	Three Months Ended		Twelve Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue	$1,122,057	$914,737	$4,222,993	$3,578,127

GAAP cost of sales	$504,671	$392,231	$1,867,331	$1,553,816
Less: Amortization of acquired intangibles (A)	(8,395)	(6,379)	(30,396)	(39,650)

Non-GAAP cost of sales	$496,276	$385,852	$1,836,935	$1,514,166

GAAP gross profit	$617,386	$522,506	$2,355,662	$2,024,311
GAAP gross margin	55.0%	57.1%	55.8%	56.6%
Non-GAAP gross profit	$625,781	$528,885	$2,386,058	$2,063,961
Non-GAAP gross margin	55.8%	57.8%	56.5%	57.7%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Twelve Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP income from operations	$275,267	$255,396	$1,131,871	$1,000,286
Amortization of acquired intangibles—cost of sales (A)	8,395	6,379	30,396	39,650
Amortization of acquired intangibles—operating expenses (A)	12,319	7,903	42,020	31,078
Restructuring (A)	9,177	—	9,177	—
Acquisition-related expenses (A)	1,792	1,864	10,949	1,864

Non-GAAP income from operations	$306,950	$271,542	$1,224,413	$1,072,878

RMD Fourth Quarter 2023 Earnings Press Release – August 10, 2023	Page 10 of 12

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Twelve Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP net income	$229,664	$195,061	$897,556	$779,437
Amortization of acquired intangibles—cost of sales (A)	8,395	6,379	30,396	39,650

Amortization of acquired intangibles—operating expenses (A)	12,319	7,903	42,020	31,078
Restructuring expenses (A)	9,177	—	9,177	—
Acquisition-related expenses (A)	1,792	1,864	10,949	1,864
Gain on insurance recoveries (A)	(20,227)	—	(20,227)	—
(Gain) loss on equity investments (A)	—	11,675	—	11,675
Reserve for disputed tax position (A)	—	—	—	4,111
Income tax effect on non-GAAP adjustments (A)	(5,631)	(3,644)	(20,114)	(17,044)

Non-GAAP net income (A)	$235,489	$219,238	$949,757	$850,771

GAAP diluted shares outstanding	147,554	147,000	147,455	147,043
GAAP diluted earnings per share	$1.56	$1.33	$6.09	$5.30
Non-GAAP diluted earnings per share (A)	$1.60	$1.49	$6.44	$5.79

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, acquisition-related expenses, gain on insurance recoveries, (gain) loss on equity investments, reserves for disputed tax positions, and associated tax effects from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Fourth Quarter 2023 Earnings Press Release – August 10, 2023	Page 11 of 12

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	June 30, 2023	(A)	June 30, 2022	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$387.2		$298.9		30%
Masks and other	273.7		229.6		19

Total U.S., Canada and Latin America	$660.9		$528.5		25

Combined Europe, Asia, and other markets
Devices	$215.2		$188.2		14%	15%
Masks and other	107.4		94.9		13	14

Total Combined Europe, Asia and other markets	$322.6		$283.1		14	14

Global revenue
Total Devices	$602.4		$487.2		24%	24%
Total Masks and other	381.0		324.4		17	18

Total Sleep and Respiratory Care	$983.5		$811.6		21	21

Software-as-a-Service	138.6		103.1		34

Total	$1,122.1		$914.7		23	23

	Twelve Months Ended
	June 30, 2023	(A)	June 30, 2022	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$1,444.4		$1,070.4		35%
Masks and other	1,039.0		911.4		14

Total U.S., Canada and Latin America	$2,483.4		$1,981.8		25

Combined Europe, Asia, and other markets
Devices	$826.3		$796.5		4%	11%
Masks and other	415.3		399.0		4	12

Total Combined Europe, Asia and other markets	$1,241.6		$1,195.5		4	11

Global revenue
Total Devices	$2,270.7		$1,866.9		22%	25%
Total Masks and other	1,454.3		1,310.4		11	14

Total Sleep and Respiratory Care	$3,725.0		$3,177.3		17	20

Software-as-a-Service	498.0		400.8		24

Total	$4,223.0		$3,578.1		18	21

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

RMD Fourth Quarter 2023 Earnings Press Release – August 10, 2023	Page 12 of 12

RESMED INC. AND SUBSIDIARIES

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